Exhibit 99

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Report on Form 10-K of PG&E Gas Transmission, Northwest Corporation for the year ended December 31, 2002, I, Thomas B. King, President of PG&E Gas Transmission, Northwest Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Report on Form 10-K for the year ended December, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Report on Form 10-K for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of PG&E Gas Transmission, Northwest Corporation.

Date: March 4, 2003

/s/    Thomas B. King

Thomas B. King

President

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Form 10-K of PG&E Gas Transmission, Northwest Corporation for the year ended December 31, 2002, I, Thomas Legro, Vice President and Controller of PG&E Gas Transmission, Northwest Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(3)	such Report on Form 10-K for the year ended December 31, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4)	the information contained in such Report on Form 10-K for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of PG&E Gas Transmission, Northwest Corporation.

Date: March 4, 2003

/s/    Thomas Legro

Thomas Legro

Vice President and Controller